Exhibit 10.4

SHAREHOLDER OPTION SALE AGREEMENT

BY AND BETWEEN:  VINCENT GENOVESE, (hereinafter “Genovese”) Registered Owner of 750 shares of CONIC SYSTEMS, INC., a Delaware Corporation, and NAC HARMONIC DRIVE, INC., a Delaware Corporation, (hereinafter NAC) dated August 24th, 2011,

THIS AGREEMENT, between Genovese and NAC provides for Vincent Genovese to convey 100% of his holdings, represented by 750 shares that have been issued in his name, in the entity, CONIC SYSTEMS, INC., to NAC HARMONIC DRIVE, INC., from available cash from operations  of NAC HARMONIC DRIVE, INC. for the negotiated price of ONE MILLION TWO HUNDRED THOUSAND AND 00/100 ($1,200,000) DOLLARS, based on 2009 compiled Financial Statements of CONIC SYSTEMS, INC., utilizing a value multiplier of 1.5 x book value.  Any shares not acquired during calendar year 2011, will bear an increased purchase price at 4.875% per year, compounded until such time as NAC HARMONIC DRIVE, INC. has fully acquired all 750 Genovese shares.

Genovese represents to the best of his knowledge, that the compiled Financial Statements of CONIC SYSTEMS, INC., ascertaining book value in 2009, were based on accurate information provided by Vincent Genovese, and understands that the Officers, Directors and Shareholders of NAC HARMONIC DRIVE, INC. are relying upon, both their personal knowledge and information concerning this valuation, and on the compiled Financial Statement dated December 31, 2009, that they have reviewed.  All parties to this Agreement further understand that formal compiled Financial Statements have not been prepared for the operating years 2010 or 2011 to date, but have been made aware of all financial information leading to the preparation and filing of Tax Returns.

The parties to this Agreement are satisfied with their independent research, and consultation with their own professionals, that the price is fair price, and hereby enter into this Option Agreement.

As an inducement for NAC to accept the terms of this Shareholder Option Agreement, Genovese hereby represents that there are 10,000 authorized shares in CONIC SYSTEMS, INC., 1,000 have been issued, 750 are owned by Vincent Genovese, and have not been pledged or otherwise encumbered, and 250 shares have been acquired by CONIC SYSTEMS, INC., and are held as Treasury shares.  Further, Genovese agrees that he will not issue treasury shares to any third party during the pendency of this Agreement, nor will any of the unissued and authorized shares be issued until such time as the 100% of CONIC SYSTEM, INC. outstanding shares held by Genovese have been transferred to NAC HARMONIC DRIVE, INC. pursuant to this Agreement, thereby vesting 100% control in CONIC SYSTEMS, INC. in NAC HARMONIC DRIVE, INC., wherein NAC HARMONIC DRIVE, INC. can opt to convert CONIC SYSTEMS, INC. into a wholly owned subsidiary, or merge all of the assets and holdings, including intellectual property, into the corporate assets of NAC HARMONIC DRIVE, INC,. and dissolve CONIC SYSTEMS, INC.

Until such time as all of these shares are acquired, Genovese will maintain the corporate affairs of CONIC SYSTEMS, INC., and file all necessary and appropriate governmental filings, registrations, tax returns and the like.

Signatures.  This instrument is signed and attested to by the proper corporate officers as of the date at the top of the first page.  Its corporate seal is affixed.

Attested by:	CONIC SYSTEMS, INC., Seller/Optionor

/s/	By:	/s/
Secretary		Vincent Genovese, President

STATE OF NEW JERSEY                                                                                   :
SS
COUNTY OF                                                                                    :

I CERTIFY that on,                                                                                              2011,  personally came before me and this person acknowledged under oath, to my satisfaction, that:

(a)	this person is the Secretary of CONIC SYSTEMS, INC. the corporation named in this instrument;
(b)	this person is the attesting witness to the signing of this instrument by the proper corporate office who is Vincent Genovese, the President of the corporation;
(c)	this instrument was signed and delivered by the corporation as its voluntary act duly authorized by a proper resolution of its Board of Directors;
(d)	this person knows the proper seal of the corporation which was affixed to this instrument;
(e)	this person signed this proof to attest to the truth of these facts; and

Signed and sworn to before
me on                           , 2011

(Secretary)
A Notary Public of New Jersey My commission expires: (seal)

Attested by:	NAC HARMONIC DRIVE, INC., Buyer/Optionee

/s/	By:	/s/
Jose Pujol, Jr., Secretary		Edward Haversang, President

STATE OF NEW JERSEY                                                                                   :
SS
COUNTY OF                                                                                    :

I CERTIFY that on,                                                                                              2011, Joseph Pulol, Jr. personally came before me and this person acknowledged under oath, to my satisfaction, that:

(a)	this person is the Secretary of NAC HARMONIC DRIVE, INC. the corporation named in this instrument;
(b)	this person is the attesting witness to the signing of this instrument by the proper corporate office who is Edward Haversang, the President of the corporation;
(c)	this instrument was signed and delivered by the corporation as its voluntary act duly authorized by a proper resolution of its Board of Directors;
(d)	this person knows the proper seal of the corporation which was affixed to this instrument;
(e)	this person signed this proof to attest to the truth of these facts; and

Signed and sworn to before
me on                           , 2011

Joseph Pulol, Jr.
A Notary Public of New Jersey My commission expires: (seal)